UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 3, 2013

Date of Report (Date of earliest event reported)

Primoris Services Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34145	20-4743916
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201

(Address of principal executive offices)

(Zip Code)

(214) 740-5600

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02              Results of Operations and Financial Condition.

On May 7, 2013, Primoris Services Corporation, a Delaware corporation (“Primoris”, the “Company”), issued a press release announcing its financial performance for the first quarter ended March 31, 2013.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02(b)         Departure of Directors or Certain Officers

As indicated in the Company’s Proxy Statement for the Annual Stockholders Meeting of May 3, 2013, Mr. John P. Schauerman, Executive Vice President, Corporate Development, resigned from the Board of Directors and is retiring from the Company effective May 25, 2013.  There were no disagreements between Mr. Schauerman and the Company.  On May 3, 2013, the Board of Directors approved the reduction in the size of the Board from nine members to eight members, which includes five independent directors.

Item 5.02(e)          Compensatory Arrangements of Certain Officers

On May 3, 2013, the Board of Directors granted Peter J. Moerbeek, Executive Vice President and Chief Financial Officer and a Director, 100,000 Restricted Stock Units (the “Units”) under the Company’s 2013 Equity Incentive Plan (the “Plan”).  The Units vest in four equal installments on May 10, 2014, April 30, 2015, April 30, 2016 and April 30, 2017, subject to earlier acceleration or termination, cancellation and forfeiture as provided in the underlying award agreement.  Each Unit represents the right to receive, at the time of payment, compensation equal to the value of one share of the Company’s common stock.  The Compensation Committee of the Board of Directors has the discretion to settle any Unit in cash.  Mr. Moerbeek will accrue “Dividend Equivalents” (as defined in the Plan) with respect to the Units, which will be accrued as additional Restricted Stock Units and which will be subject to the same terms and conditions as the Units.  The foregoing description of the award is qualified in its entirety by reference to the Plan.

Item 5.07              Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of Primoris was held on May 3, 2013.  The total number of shares of the Company’s common stock issued, outstanding and entitled to vote at the meeting was 51,562,284 shares.  Represented at the meeting either in person or by proxy were 45,006,945 shares, or 87.3% of shares entitled to vote.  The results of the votes for the proposals were as follows:

Proposal 1

To elect three Class B directors to hold office for a three-year term expiring at the annual meeting of stockholders to be held in 2016 or until their respective successors are elected and qualified.

•                  Stephen C. Cook

•                  Votes “For” — 39,686,723; votes “Withheld” — 757,382; Broker “Non-Votes” — 4,562,840

•                  Peter J. Moerbeek

•                  Votes “For” — 35,744,343; votes “Withheld” — 4,699,762; Broker “Non-Votes” — 4,562,840.

In addition to the directors elected above, the following directors’ term of office continued after the meeting until subsequent annual meetings of the stockholders:

Class C — Directors with terms expiring at the 2014 annual meeting of stockholders:

•                  Michael D. Killgore

•                  Robert A. Tinstman

•                  Eric S. Rosenfeld

Class A — Directors with terms expiring at the 2015 annual meeting of stockholders:

•      Brian Pratt

•                  Thomas E. Tucker

•                  Peter C. Brown

Proposal 2

To approve the adoption of the Company’s 2013 Equity Incentive Plan.

•                  Votes “For” — 39,983,146

•                  Votes “Against” — 450,847

•                  Votes “Abstain” — 10,112

•                  Broker “Non-Votes” — 4,562,840

Proposal 3

To ratify the appointment of Moss Adams, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

•                  Votes “For” — 44,536,874

•                  Votes “Against” — 24,296

•                  Votes “Abstain” — 635

Item 8.01              Other Events.

Declaration of Cash Dividend to Stockholders

On May 3, 2013, the Board of Directors declared a cash dividend of $0.035 per common share for stockholders of record as of June 28, 2013, payable on or about July 15, 2013.

Item 9.01.             Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIMORIS SERVICES CORPORATION

Dated: May 9, 2013	By:	/s/ Peter J. Moerbeek
Peter J. Moerbeek
Executive Vice President, Chief Financial Officer